   As filed with the Securities and Exchange Commission on October 26, 1998

                             Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              ------------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              ------------------

                            HEALTHWORLD CORPORATION
              (Exact name of issuer as specified in its charter)

              Delaware                                        13-3922288
  (State or other jurisdiction of                          (I.R.S Employer
  incorporation or organization)                        Identification Number)

                          100 Avenue of the Americas
                           New York, New York 10013
                   (Address of principal executive offices)

                              -------------------

                            Healthworld Corporation
                            1997 Stock Option Plan
                           (Full title of the plan)

                              -------------------

  Steven Girgenti                                       Copy to:
  Chief Executive Officer                               Howard S. Jacobs, Esq.
  Healthworld Corporation                               Wayne A. Wald, Esq.
  100 Avenue of the Americas                            Rosenman & Colin LLP
  New York, New York 10013                              575 Madison Avenue
  (212) 966-7640                                        New York, New York 10022
  (Name, address and telephone                          (212) 940-8800
  number of agent for service)

                              -------------------

                                                 CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
Title of securities to be   Amount to be               Proposed maximum           Proposed maximum           Amount of registration
registered                  registered                 offering price per share*  aggregate offering price*  fee*
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock,
 par value $0.01            1,410,000                  $14.50                     $20,445,000.00             $5,683.71
 per share (1)
-----------------------------------------------------------------------------------------------------------------------------------

* Estimated solely for the purpose of calculating the registration fee; computed, pursuant to Rule 457(c), upon the basis of the average of the high and low prices of the Common Stock as quoted on the Nasdaq National Market on October 21, 1998.

(1) All such shares are issuable pursuant to options available for grant under the Registrant's 1997 Stock Option Plan.

-------------------------------------------------------------------------------

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

---------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1993, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3. Incorporation of Documents by Reference.

         Healthworld Corporation (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The following documents, or portions thereof, filed by the Company with the Commission pursuant to the Exchange Act, are incorporated by reference in this Registration Statement:

         a. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Commission on March 26, 1998.

         b. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, filed with the Commission on May 13, 1998.

         c. The Company's Current Report on Form 8-K, filed with the Commission on August 6, 1998, as amended by an Amendment No. 1 to Current Report on Form 8-K/A, filed with the Commission on October 5, 1998.

         d. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998, filed with the Commission on August 12, 1998.

         e. The information in respect of the Company's common stock, $.01 par value, under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form 8-A, filed with the Commission on September 9, 1997.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective dates of filing of such documents.

Item  4. Description of Securities.

         Not applicable.

Item  5. Interests of Named Experts and Counsel.

         Not applicable.

Item  6. Indemnification of Directors and Officers.

         The Company's Certificate of Incorporation and By-laws provide that the Company shall indemnify its directors to the full extent permitted by the General Corporation Law of the State of Delaware (the "DGCL") and may indemnify its officers and employees to such extent, except that the Company shall not be obligated to indemnify any such person (i) with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense, or (ii) for any amounts paid in settlement of an action indemnified against by the Company without the prior written consent of the Company.

         In addition, the Company's Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (iv) for any transaction from which the director derives an improper personal benefit.

         Reference is made to Section 145 of the DGCL which provides for indemnification of directors and officers in certain circumstances.

Item  7. Exemption from Registration Claimed.

         Not applicable.

Item  8. Exhibits.

Exhibit No.                           Description
-----------                           -----------

       4.1                            Specimen Common Stock Certificate
                                      (incorporated herein by reference to
                                      Exhibit 4.01 to the Company's
                                      Registration Statement on Form S-1,
                                      Registration No. 333-34751, as amended).

       4.2 Healthworld Corporation 1997 Stock Option Plan (incorporated herein by reference to Exhibit 10.05 to the Company's Registration Statement on Form S-1, Registration Statement No. 333-34751, as amended).

       4.3                            Amendment to the Healthworld Corporation
                                      1997 Stock Option Plan.

       5.1                            Opinion of Rosenman & Colin LLP.

      23.1                            Consent of Arthur Andersen LLP.

      23.2 Consent of Rosenman & Colin LLP (included in Exhibit 5.1).

      24.1                            Power of Attorney (included on page 6).

Item  9. Undertakings.

         1. The undersigned registrant hereby undertakes: (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; (b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 or Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 23rd day of October, 1998.

                                    HEALTHWORLD CORPORATION
                                          (Registrant)

                                    By          /s/ Steven Girgenti
                                           -------------------------------------
                                                   Steven Girgenti
                                                   Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated. Each of the undersigned hereby constitutes and appoints Steven Girgenti and Stuart Diamond, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 relating to the securities offered pursuant hereto and to file the same, together will all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and such other state and federal government commissions and agencies as may be necessary or advisable, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Signature                                       Title                               Date
           ---------                                       -----                               ----
/s/  Steven Girgenti                          Chairman of the Board and Chief              October 23, 1998
----------------------------                  Executive Officer (Principal
     Steven Girgenti                          Executive Officer)

/s/  William Leslie Milton                    Vice Chairman of the Board and               October 19, 1998
----------------------------                  President (Principal Executive
     William Leslie Milton                    Officer)

/s/  Stuart Diamond                           Executive Vice President, Chief              October 23, 1998
----------------------------                  Financial Officer, Secretary and
     Stuart Diamond                           Treasurer (Principal Financial and
                                              Accounting Officer)

/s/  Francis Hughes                           Director                                     October 23, 1998
----------------------------
     Francis Hughes

/s/  Alex Spizz                               Director                                     October 23, 1998
----------------------------
     Alex Spizz

                                                   EXHIBIT INDEX

                 4.1 Specimen Common Stock Certificate (incorporated by reference to Exhibit
                                       4.01 to the Company's Registration
                                       Statement on Form S-1, Registration No.
                                       333-34751, as amended).

                 4.2 Healthworld Corporation 1997 Stock Option Plan (incorporated herein by reference to Exhibit 10.05 to the Company's Registration Statement on Form S-1, Registration Statement No. 333-34751, as amended).

                 4.3                   Amendment to Healthworld Corporation 1997
                                       Stock Option Plan.

                 5.1                   Opinion of Rosenman & Colin LLP.

                23.1                   Consent of Arthur Andersen LLP.

                23.2 Consent of Rosenman & Colin LLP (included in Exhibit 5.1).

                24.1                   Power of Attorney (included on page 6).